UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

EnerNOC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2013

The following information supplements and amends the proxy statement (the “Proxy Statement”) of EnerNOC, Inc. (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company (the “Board”) for the 2013 annual meeting of stockholders to be held on Tuesday, May 28, 2013, at 2:30 p.m., local time at the Company’s corporate offices located at 101 Federal Street, Suite 1100, Boston, Massachusetts 02110 and for any adjournments or postponements thereof (the “Annual Meeting”). This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2013. Capitalized terms used in this Supplement that are not otherwise defined herein have the meanings ascribed to them in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders who owned shares of the Company’s common stock at the close of business on April 8, 2013, the record date established by the Board as required by Delaware law, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

On April 26, 2013, the Company filed the Proxy Statement with the SEC in connection with the Annual Meeting. At the Annual Meeting, the Company is requesting, among other matters, that the stockholders of the Company approve an amendment and restatement of the Company’s Amended and Restated 2007 Employee, Director and Consultant Stock Plan (the “2007 Plan”) to, among other things, increase the number of shares of the Company’s common stock authorized for issuance thereunder by 2,500,000 shares. This Supplement is intended to provide additional information regarding the 2007 Plan to the Company’s stockholders. We are not modifying the terms of any proposal or introducing any additional proposals to be voted on at the Annual Meeting.

We have historically granted equity awards to our employees, directors, and consultants pursuant to the 2007 Plan. As previously disclosed, Timothy Healy, our Chairman and Chief Executive Officer, received the following equity awards: (a) in 2010, 50,000 time-based restricted stock units, 100,000 time-based stock options, and 15,127 shares of the Company’s common stock attributable to a bonus earned with respect to 2009 performance; (b) in 2012, 213,128 shares of performance-based restricted stock and 44,871 shares of the Company’s common stock attributable to a bonus earned with respect to 2011 performance; and (c) in 2013, 170,000 shares of performance-based restricted stock and 3,765 shares of the Company’s common stock attributable to a bonus earned with respect to 2012 performance. Also as previously disclosed, in April 2013, Neil Moses, our Chief Financial Officer, was awarded 160,000 shares of time-based restricted stock in connection with the commencement of his employment with the Company. On May 3, 2013, a purported stockholder of the Company filed a derivative and class action complaint in the United States District Court for the District of Delaware alleging, among other things, that the Board, in authorizing these awards, purportedly violated Section 4 of the 2007 Plan.

Under Section 4 of the 2007 Plan, we may grant equity awards of up to 130,000 shares of the Company’s common stock to any individual in any fiscal year, which provision is intended to limit the awards that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) enables a corporate tax deduction for performance-based compensation paid to “covered employees” that exceeds the $1 million deduction limit, assuming certain criteria are satisfied. Restricted stock awards or restricted stock unit awards that vest over time and are not contingent on the attainment of performance goals cannot qualify as “performance-based compensation” under Section 162(m). As noted in the Proxy Statement, the Company has discretion to award executive compensation that may not be deductible as “performance-based compensation” under Section 162(m).

We do not currently expect the lack of deductibility with respect to any portion of the performance-based equity awards described above to be material.

The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.